Exhibit 99.1

Press Release

F.N.B. Corporation Reports Second Quarter 2012 Results

Hermitage, PA – July 23, 2012 – F.N.B. Corporation (NYSE: FNB) today reported second quarter 2012 financial results. Net income for the second quarter of 2012 was $29.1 million, or $0.21 per diluted share, compared with second quarter of 2011 net income of $22.4 million, or $0.18 per diluted share. Net income for the first quarter of 2012 was $21.6 million, or $0.15 per diluted share, including merger and severance costs of $4.8 million (after-tax), or $0.04 per diluted share.

“Our team delivered strong results with positive trends across all key business drivers,” said Vincent J. Delie, Jr., President and Chief Executive Officer. “We are very pleased with the execution of our business strategies through the first half of 2012 and we continue to focus on opportunities to improve operating efficiency and enhance revenue growth.”

Second Quarter 2012 Highlights

•	Second quarter net income was $0.21 per diluted share.

•	The net interest margin was 3.80%.

•	Loan growth was 7.2% annualized for the Pennsylvania commercial portfolio, representing the thirteenth consecutive linked quarter of growth for this portfolio.

•	Growth in transaction deposits and customer repurchase agreements was 14.3% annualized.

•	The efficiency ratio improved to 58%.

•	Net charge-offs totaled $7.5 million or 0.38% annualized of average loans.

•	Non-performing loans and OREO as a percentage of total loans and OREO was 1.67%.

F.N.B. Corporation’s performance ratios for the second quarter of 2012 were as follows: return on average tangible equity (non-GAAP measure) was 19.01%; return on average equity was 8.57%; return on average tangible assets (non-GAAP measure) was 1.12% and return on average assets was 1.00%. Reconciliations of non-GAAP measures used in this press release to their most directly comparable GAAP measures are included in the tables that accompany this press release.

Second Quarter 2012 Results

(All comparisons refer to the first quarter of 2012, except as noted)

Net Interest Income

Net interest income on a fully taxable equivalent basis totaled $96.3 million in the second quarter of 2012, increasing $3.5 million or 3.8% from $92.8 million in the prior quarter. The second quarter net interest margin of 3.80% expanded six basis points from 3.74%. During the second quarter, we recognized $2.5 million in net accretable yield as a result of improved cash flows on our acquired portfolios compared to original estimates for both Comm Bancorp and Parkvale Financial Corporation (Parkvale). The increases in net interest income and the margin reflect this benefit and growth in average earning assets of $193.3 million, or 7.8% annualized. Average loans totaled $7.8 billion and grew $54.1 million or 2.8% annualized. Average loans for the Florida portfolio declined $28.7 million, or 20%, primarily a result of principal payoffs as we continue to execute our exit strategy for this portfolio. Average loan growth, excluding the Florida portfolio reduction, was $82.8 million or 4.4% annualized, and continues to be largely driven by market share gains in the Pennsylvania commercial portfolio with these average balances growing $72.3 million, or 7.2% annualized. The second quarter of 2012 represents the thirteenth consecutive linked-quarter of organic growth for this portfolio demonstrating our consistent ability to build market share through new client acquisition. Consumer loan results were also strong, growing $48.4 million, or 8.3% annualized, reflecting seasonally higher demand and marketing initiatives targeting home-equity related products, as well as increased volume for indirect auto loans.

“Loan and deposit growth were strong,” remarked Mr. Delie. “Our ability to achieve consistent, quality loan growth over the past three years and gain transaction deposits and customer repurchase agreements reflect the experience of our bankers and the effectiveness of our holistic, proprietary sales management process. Our efforts to balance growth while maintaining a low risk profile is demonstrated in the stability of the net interest margin and stable credit quality results.”

Total average deposits and customer repurchase agreements totaled $9.8 billion and grew $150.6 million, or 6.3% annualized. Growth in lower cost transaction deposit accounts and customer repurchase agreements remained strong, increasing $241.3 million, or 14.3% annualized, through a combination of customers maintaining higher average balances, transfers from time deposits and new account acquisition. Growth in transaction accounts and customer repurchase agreements was partially offset by a continued expected decline in time deposits due to the lower offered rate environment. As of June 30, 2012, FNB’s total customer-based funding remained constant at 98% of total deposits and borrowings. Loans as a percentage of total deposits and customer repurchase agreements were 81%, compared to 80% at March 31, 2012.

Non-Interest Income

Non-interest income totaled $32.8 million in the second quarter of 2012, increasing $1.0 million or 3.3%, as we continue to benefit from diverse fee income sources. Increases were reflected in higher service charges on deposits primarily as a result of seasonally higher volume. Securities commissions and fees and trust income were consistent with the prior quarter’s results, while the lower insurance commission revenue reflects the seasonal decrease given contingent revenue that is normally received in the first quarter. The increase in other non-interest income reflects higher swap-related revenue generated through our commercial lending activities.

Non-Interest Expense

Non-interest expense totaled $78.5 million in the second quarter of 2012, declining $8.2 million, or 9.5%, largely reflecting $7.3 million lower merger and severance costs and lower personnel costs due to the benefit of realizing cost savings related to the Parkvale acquisition. The efficiency ratio for the second quarter improved to 57.7%, compared to 60.4%.

Credit Quality

Credit quality results for the second quarter of 2012 reflect solid performance, with delinquency and non-performing loans and OREO metrics demonstrating significant improvement, primarily as a result of reductions in the Florida portfolio and continued solid performance for the Pennsylvania and Regency portfolios. The provision for loan losses equaled $7.0 million for the second quarter of 2012, a slight increase from $6.6 million in the prior quarter. Charge-off performance continued to be good with net charge-offs for the second quarter totaling $7.5 million or 0.38% annualized. Year-to-date net charge-offs of 0.33% annualized compare favorably to the prior year-to-date period of 0.42% annualized. When measured against the originated portfolio, year-to-date originated net charge-offs improved 7 basis points to 0.38% of average originated loans compared to the prior year-to-date period. The ratio of non-performing loans and OREO to total loans and OREO improved 20 basis points over the prior quarter to 1.67% at June 30, 2012. For the originated portfolio, the ratio of non-performing loans and OREO to total loans and OREO improved 29 basis points to 1.93% at June 30, 2012. Total delinquency (total past due and non-accrual loans) to total originated loans improved 25 basis points to 1.78%. The ratio of the allowance for loan losses to total originated loans was 1.49%, compared to 1.55% at March 31, 2012.

The Pennsylvania loan portfolio totaled $7.6 billion at June 30, 2012, representing 97% of the total loan portfolio. Overall credit quality performance for this portfolio reflects consistent, solid performance. Net charge-offs for the second quarter totaled $5.2 million or 0.28% annualized of average loans, increased from seasonally low first quarter results. Year-to-date net charge-offs improved 6 basis points to 0.24% annualized of average loans compared to the prior year-to-date period.

The Florida loan portfolio totaled $84.6 million, decreasing $50.9 million, or 37.6%, as a result of principal payoffs on performing and non-performing loans. Total Florida exposure (loans and OREO) totaled $103.7 million and decreased $49.9 million or 32.5%. Florida non-performing loans and OREO declined $14.4 million, or 25.2%, and totaled $42.8 million at June 30, 2012.

Income Taxes

The effective tax rate was 30.2% for the second quarter of 2012, compared to 26.6% for the first quarter of 2012, reflecting the impact of higher pre-tax income and a $0.4 million effective rate adjustment due to lower projected tax benefits of certain items. The effective tax rate for the six months ended June 30, 2012 was 28.8%, which approximates the rate expected for the remainder of 2012.

Capital Position

The Corporation’s capital levels at June 30, 2012 continue to exceed federal bank regulatory agency “well capitalized” thresholds. Regulatory capital ratios at June 30, 2012 (estimated) are consistent with March 31, 2012 ratios. At June 30, 2012, the estimated total risk-based capital ratio was 12.1%, compared to 12.0% at March 31, 2012. The estimated tier 1 risk-based capital ratio and the leverage ratio remained unchanged at 10.5% and 8.1%, respectively.

At June 30, 2012, the tangible equity to tangible assets ratio (non-GAAP measure) increased to 5.95% from 5.82% and the tangible book value per share (non-GAAP measure) increased to $4.70 from $4.59.

The dividend payout ratio for the second quarter of 2012 was 58%.

Year-to-Date Results

(All comparisons refer to the prior year-to-date period, except as noted)

Year-to-date results for the six months ended June 30, 2012 include the impact from the Parkvale acquisition completed on January 1, 2012.

For the six months ended June 30, 2012, F.N.B. Corporation’s net income totaled $50.7 million, or $0.36 per diluted share, improved from $39.5 million, or $0.32 per diluted share. For the 2012 year-to-date period, return on average tangible equity (non-GAAP measure) equaled 16.86% compared to 15.40%, return on average equity was 7.50% compared to 6.94%, return on average tangible assets (non-GAAP measure) was 0.99% compared to 0.92%, and return on average assets was 0.88% compared to 0.82%.

Net interest income on a fully taxable equivalent basis totaled $189.1 million for the first six months of 2012, an increase of $29.2 million or 18.3%, reflecting 18.7% growth in average earning assets partially offset by a modest 2 basis point narrowing of the net interest margin. The growth in earning assets reflects a combination of organic growth and the Parkvale acquisition. For the first six months of 2012, average loans grew 18.6%, with organic growth of 4.6% reflecting strong market share gains in the Pennsylvania commercial portfolio as well as organic consumer loan growth over and above the Parkvale portfolio. Average deposits and customer repurchase agreements grew 21.3%, with organic growth of 2.2% for the first six months of 2012. Transaction deposits and customer repurchase agreements grew 22.2%, with organic growth of 7.9% representing successful new customer acquisition and higher average balances.

Non-interest income totaled $64.5 million for the first half of 2012, increasing $6.8 million, or 11.8%, primarily due to higher service charge revenue and other non-interest income. Service charges increased $4.8 million, or 15.8%, reflecting higher volume, organic growth and the expanded customer base due to the Parkvale acquisition. Insurance commissions and fees increased 3.1%. Non-interest income for the first half of 2012 also reflects continued strong swap-related revenues of $2.1 million, up 36.6% from $1.6 million in the prior year-to-date period, given the successful commercial loan growth results and continued low interest rate environment.

Non-interest expense totaled $165.2 million for the first half of 2012, an increase of $22.2 million, or 15.6%, principally due to adding Parkvale-related operating costs and a net increase of $3.6 million in merger and severance costs. F.N.B. Corporation’s 2012 year-to-date efficiency ratio improved to 59.1% compared to 60.3%.

Credit quality results continued to trend positively during the first half of 2012 and compare favorably to prior year-to-date results, reflecting continued solid performance for the Pennsylvania and Regency portfolios and improvement in the Florida portfolio. Provision was $13.6 million for the first half of 2012, improving $3.2 million primarily due to lower provision in the Florida portfolio. Net charge-off results for the first six months of 2012 improved 9 basis points to 0.33% annualized of total average loans. The ratio of the allowance for loan losses to total originated loans equaled 1.49% at June 30, 2012, compared to 1.73% at June 30, 2011, primarily reflecting improvements in the Florida portfolio and the utilization of previously established Florida portfolio reserves. Total Florida loans and OREO decreased 49% on a year-

over-year basis and the loan portion of the Florida portfolio represents only 1.1% of total loans at June 30, 2012.

Conference Call

F.N.B. Corporation will host its quarterly conference call to discuss second quarter 2012 financial results on Tuesday, July 24, 2012 at 10:00 a.m. Eastern Time. Participating callers may access the call by dialing (877) 741-4242 or (719) 325-4761 for international callers; the confirmation number is 3445923. The Webcast and presentation materials may be accessed through the “Shareholder and Investor Relations” section of the Corporation’s Web site at www.fnbcorporation.com.

A replay of the call will be available from 1:00 p.m. Eastern Time the day of the call until midnight Eastern Time on Wednesday, August 1, 2012. The replay is accessible by dialing (877) 870-5176 or (858) 384-5517 for international callers; the confirmation number is 3445923. The call transcript and Webcast will be available on the “Shareholder and Investor Relations” section of F.N.B. Corporation’s Web site at www.fnbcorporation.com.

About F.N.B. Corporation

F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $11.8 billion. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania, Ohio and West Virginia, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and F.N.B. Commercial Leasing. It also operates consumer finance offices in Kentucky and Tennessee.

Cautionary Statement Regarding Forward-looking Information

We make statements in this press release and related conference call, and may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, capital levels, liquidity levels, asset levels, asset quality and other matters regarding or affecting F.N.B. Corporation and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “see,” “look,” “intend,” “outlook,” “project,” “forecast,” “estimate,” “goal,” “will,” “should” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.

Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties:

•	Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:

•	Changes in interest rates and valuations in debt, equity and other financial markets.

•	Disruptions in the liquidity and other functioning of U.S. and global financial markets.

•	Actions by the Federal Reserve, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.

•

Changes in customers’, suppliers’ and other counterparties’ performance and creditworthiness which adversely affect loan utilization rates, delinquencies, defaults and counterparty ability to meet credit and other obligations.

•	Slowing or failure of the current moderate economic recovery and persistence or worsening levels of unemployment.

•	Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.

•

Legal and regulatory developments could affect our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management. These developments could include:

•

Changes resulting from legislative and regulatory reforms, including broad-based restructuring of financial industry regulation; changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other industry aspects; and changes in accounting policies and principles. We will continue to be impacted by extensive reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act and otherwise growing out of the recent financial crisis, the precise nature, extent and timing of which, and their impact on us, remains uncertain.

•	Changes to regulations governing bank capital and liquidity standards, including due to the Dodd-Frank Act and to Basel III initiatives.

•

Impact on business and operating results of any costs associated with obtaining rights in intellectual property, the adequacy of our intellectual property protection in general and rapid technological developments and changes. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.

•

Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of third-party insurance, derivatives, swaps, and capital management techniques, and to meet evolving regulatory capital standards.

•

Increased competition, whether due to consolidation among financial institutions; realignments or consolidation of branch offices, legal and regulatory developments, industry restructuring or other causes, can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues.

•

As demonstrated by our Parkvale acquisition, we grow our business in part by acquiring from time to time other financial services companies, financial services assets and related deposits. These acquisitions often present risks and uncertainties, including, the possibility that the transaction cannot be consummated; regulatory issues; cost, or difficulties, involved in integration and conversion of the acquired businesses after closing; inability to realize expected cost savings, efficiencies and strategic advantages; the extent of credit losses in acquired loan portfolios and extent of deposit attrition; and the potential dilutive effect to our current shareholders.

•

Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Industry restructuring in the current environment could also impact our business and financial performance through changes in counterparty creditworthiness and performance and the competitive and regulatory landscape. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.

•	Business and operating results can also be affected by widespread disasters, dislocations, terrorist activities or international hostilities through their impacts on the economy and financial markets.

We provide greater detail regarding some of these factors in our 2011 Form 10-K and 2012 Form 10-Qs, including the Risk Factors section of those reports, and our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release or in SEC filings, accessible on the SEC’s website at www.sec.gov and on our corporate website at www.fnbcorporation.com. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

# # #

Analyst/Institutional Investor Contact:

Cynthia Christopher

724-983-3429

724-815-3926 (cell)

christoc@fnb-corp.com

Media Contact:

Jennifer Reel

724-983-4856

724-699-6389 (cell)

reel@fnb-corp.com

DATA SHEETS FOLLOW

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

				2Q12 -	2Q12 -
	2012		2011	1Q12	2Q11
	Second Quarter	First Quarter	Second Quarter	Percent Variance	Percent Variance
Statement of earnings
Interest income	$109,285	$107,287	$98,155	1.9	11.3
Interest expense	14,804	16,366	19,461	-9.5	-23.9

Net interest income	94,481	90,921	78,694	3.9	20.1
Taxable equivalent adjustment	1,831	1,901	1,999	-3.7	-8.4

Net interest income (FTE) (1)	96,312	92,822	80,693	3.8	19.4
Provision for loan losses	7,027	6,572	8,551	6.9	-17.8

Net interest income after provision (FTE)	89,285	86,250	72,142	3.5	23.8

Service charges	17,588	17,165	15,666	2.5	12.3
Insurance commissions and fees	3,882	4,172	3,664	-7.0	5.9
Securities commissions and fees	2,030	2,011	2,130	0.9	-4.7
Trust income	3,842	3,734	3,947	2.9	-2.6
Gain on sale of securities	260	108	38	140.7	584.1
Gain on sale of loans	711	809	376	-12.2	89.2
Other	4,465	3,746	3,437	19.2	29.9

Total non-interest income	32,778	31,745	29,258	3.3	12.0

Salaries and employee benefits	41,070	44,606	36,528	-7.9	12.4
Occupancy and equipment	11,862	11,792	9,985	0.6	18.8
Amortization of intangibles	2,369	2,281	1,805	3.9	31.2
Other real estate owned	1,467	1,636	2,342	-10.4	-37.4
FHLB prepayment penalty	0	0	0	n/m	n/m
Other	21,714	26,358	17,709	-17.6	22.6

Total non-interest expense	78,482	86,673	68,369	-9.5	14.8

Income before income taxes	43,581	31,322	33,031	39.1	31.9
Taxable equivalent adjustment	1,831	1,901	1,999	-3.7	-8.4
Income taxes	12,620	7,839	8,670	61.0	45.6

Net income	$29,130	$21,582	$22,362	35.0	30.3

Earnings per share:
Basic	$0.21	$0.16	$0.18	31.3	16.7
Diluted	$0.21	$0.15	$0.18	40.0	16.7

Performance ratios
Return on average equity	8.57%	6.42%	7.69%
Return on average tangible equity (2) (4)	19.01%	14.65%	16.77%
Return on average assets	1.00%	0.75%	0.91%
Return on average tangible assets (3) (4)	1.12%	0.86%	1.02%
Net interest margin (FTE) (1)	3.80%	3.74%	3.78%
Yield on earning assets (FTE) (1)	4.39%	4.40%	4.69%
Cost of funds	0.69%	0.77%	1.06%
Efficiency ratio (FTE) (1) (5)	57.74%	60.42%	58.32%
Effective tax rate	30.23%	26.64%	27.94%

Common stock data
Average basic shares outstanding	139,093,641	138,898,581	123,254,895	0.1	12.9
Average diluted shares outstanding	140,534,032	140,386,625	124,113,366	0.1	13.2
Ending shares outstanding	139,709,302	139,501,039	127,024,899	0.1	10.0
Book value per share	$9.82	$9.71	$9.47	1.2	3.7
Tangible book value per share (4)	$4.70	$4.59	$4.73	2.4	-0.6
Dividend payout ratio	58.07%	78.11%	68.64%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	For the Six Months
	Ended June 30,		Percent
	2012	2011	Variance
Statement of earnings
Interest income	$216,572	$195,526	10.8
Interest expense	31,170	39,549	-21.2

Net interest income	185,402	155,977	18.9
Taxable equivalent adjustment	3,732	3,964	-5.8

Net interest income (FTE) (1)	189,134	159,941	18.3
Provision for loan losses	13,599	16,779	-19.0

Net interest income after provision (FTE)	175,535	143,162	22.6

Service charges	34,753	30,001	15.8
Insurance commissions and fees	8,054	7,810	3.1
Securities commissions and fees	4,041	4,102	-1.5
Trust income	7,576	7,657	-1.1
Gain on sale of securities	368	92	300.9
Gain on sale of loans	1,520	1,143	33.0
Other	8,211	6,885	19.3

Total non-interest income	64,523	57,690	11.8

Salaries and employee benefits	85,676	74,910	14.4
Occupancy and equipment	23,654	20,370	16.1
Amortization of intangibles	4,650	3,601	29.1
Other real estate owned	3,103	3,921	-20.9
FHLB prepayment penalty	0	0	0.0
Other	48,072	40,124	19.8

Total non-interest expense	165,155	142,926	15.6

Income before income taxes	74,903	57,926	29.3
Taxable equivalent adjustment	3,732	3,964	-5.8
Income taxes	20,459	14,425	41.8

Net income	$50,712	$39,537	28.3

Earnings per share:
Basic	$0.36	$0.32	12.5
Diluted	$0.36	$0.32	12.5

Performance ratios
Return on average equity	7.50%	6.94%
Return on average tangible equity (2) (4)	16.86%	15.40%
Return on average assets	0.88%	0.82%
Return on average tangible assets (3) (4)	0.99%	0.92%
Net interest margin (FTE) (1)	3.77%	3.79%
Yield on earning assets (FTE) (1)	4.39%	4.73%
Cost of funds	0.73%	1.09%
Efficiency ratio (FTE) (1) (5)	59.06%	60.30%
Effective tax rate	28.75%	26.73%

Common stock data
Average basic shares outstanding	138,996,110	121,732,522	14.2
Average diluted shares outstanding	140,442,324	122,543,678	14.6
Ending shares outstanding	139,709,302	127,024,899	10.0
Book value per share	$9.82	$9.47	3.7
Tangible book value per share (4)	$4.70	$4.73	-0.6
Dividend payout ratio	66.60%	75.25%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

				2Q12 -	2Q12 -
	2012		2011	1Q12	2Q11
	Second Quarter	First Quarter	Second Quarter	Percent Variance	Percent Variance
Balance Sheet (at period end)
Assets
Cash and due from banks	$197,317	$192,346	$172,401	2.6	14.5
Interest bearing deposits with banks	25,441	72,376	16,732	-64.8	52.0

Cash and cash equivalents	222,758	264,722	189,133	-15.9	17.8
Securities available for sale	1,071,924	1,097,801	820,847	-2.4	30.6
Securities held to maturity	1,203,240	1,178,558	1,010,672	2.1	19.1
Residential mortgage loans held for sale	17,000	11,618	9,922	46.3	71.3
Loans, net of unearned income	7,860,856	7,802,792	6,702,595	0.7	17.3
Allowance for loan losses	(101,647)	(102,093)	(109,224)	-0.4	-6.9

Net loans	7,759,209	7,700,699	6,593,371	0.8	17.7
Premises and equipment, net	148,806	146,406	126,061	1.6	18.0
Goodwill	673,094	670,519	567,378	0.4	18.6
Core deposit and other intangible assets, net	42,337	43,657	34,580	-3.0	22.4
Bank owned life insurance	237,871	236,753	208,714	0.5	14.0
Other assets	374,500	375,330	296,485	-0.2	26.3

Total Assets	$11,750,739	$11,726,063	$9,857,163	0.2	19.2

Liabilities
Deposits:
Non-interest bearing demand	$1,614,476	$1,579,340	$1,267,554	2.2	27.4
Savings and NOW	4,686,599	4,706,748	3,853,257	-0.4	21.6
Certificates and other time deposits	2,685,225	2,769,066	2,276,408	-3.0	18.0

Total Deposits	8,986,300	9,055,154	7,397,219	-0.8	21.5
Other liabilities	162,786	144,094	103,492	13.0	57.3
Short-term borrowings	934,510	877,828	728,300	6.5	28.3
Long-term debt	90,654	90,308	221,061	0.4	-59.0
Junior subordinated debt	203,993	203,980	203,941	0.0	0.0

Total Liabilities	10,378,243	10,371,364	8,654,013	0.1	19.9

Stockholders’ Equity
Common stock	1,396	1,393	1,267	0.2	10.2
Additional paid-in capital	1,367,855	1,363,956	1,219,663	0.3	12.2
Retained earnings	49,485	37,272	16,348	32.8	202.7
Accumulated other comprehensive income	(41,361)	(43,735)	(30,716)	-5.4	34.7
Treasury stock	(4,879)	(4,187)	(3,412)	16.5	43.0

Total Stockholders’ Equity	1,372,496	1,354,699	1,203,150	1.3	14.1

Total Liabilities and Stockholders’ Equity	$11,750,739	$11,726,063	$9,857,163	0.2	19.2

Selected average balances
Total assets	$11,734,221	$11,563,665	$9,866,025	1.5	18.9
Earning assets	10,164,175	9,970,829	8,557,590	1.9	18.8
Securities	2,255,255	2,094,803	1,766,329	7.7	27.7
Interest bearing deposits with banks	77,073	98,265	167,924	-21.6	-54.1
Loans, net of unearned income	7,831,847	7,777,761	6,623,337	0.7	18.2
Allowance for loan losses	103,618	102,519	109,489	1.1	-5.4
Goodwill and intangibles	718,507	719,195	603,552	-0.1	19.0
Deposits and customer repurchase agreements (6)	9,750,808	9,600,217	8,041,138	1.6	21.3
Short-term borrowings	166,502	152,977	144,301	8.8	15.4
Long-term debt	90,510	92,288	206,201	-1.9	-56.1
Trust preferred securities	203,986	201,876	203,934	1.0	0.0
Shareholders’ equity	1,367,333	1,352,569	1,166,305	1.1	17.2

Capital ratios
Equity / assets (period end)	11.68%	11.55%	12.21%
Leverage ratio	8.07%	8.06%	8.97%
Tangible equity / tangible assets (period end) (4)	5.95%	5.82%	6.50%
Tangible equity, excluding AOCI / tangible assets (period end) (4) (7)	6.33%	6.21%	6.83%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	For the Six Months
	Ended June 30,		Percent
	2012	2011	Variance
Balance Sheet (at period end)
Assets
Cash and due from banks	$197,317	$172,401	14.5
Interest bearing deposits with banks	25,441	16,732	52.0

Cash and cash equivalents	222,758	189,134	17.8
Securities available for sale	1,071,924	820,847	30.6
Securities held to maturity	1,203,240	1,010,672	19.1
Residential mortgage loans held for sale	17,000	9,922	71.3
Loans, net of unearned income	7,860,856	6,702,595	17.3
Allowance for loan losses	(101,647)	(109,224)	-6.9

Net loans	7,759,209	6,593,371	17.7
Premises and equipment, net	148,806	126,061	18.0
Goodwill	673,094	567,378	18.6
Core deposit and other intangible assets, net	42,337	34,580	22.4
Bank owned life insurance	237,871	208,714	14.0
Other assets	374,500	296,485	26.3

Total Assets	$11,750,739	$9,857,164	19.2

Liabilities
Deposits:
Non-interest bearing demand	$1,614,476	$1,267,554	27.4
Savings and NOW	4,686,599	3,853,257	21.6
Certificates and other time deposits	2,685,225	2,276,408	18.0

Total Deposits	8,986,300	7,397,218	21.5
Other liabilities	162,786	103,492	57.3
Short-term borrowings	934,510	728,300	28.3
Long-term debt	90,654	221,061	-59.0
Junior subordinated debt	203,993	203,941	0.0

Total Liabilities	10,378,243	8,654,012	19.9

Stockholders’ Equity
Common stock	1,396	1,267	10.2
Additional paid-in capital	1,367,855	1,219,663	12.2
Retained earnings	49,485	16,348	202.7
Accumulated other comprehensive income	(41,361)	(30,716)	34.7
Treasury stock	(4,879)	(3,412)	43.0

Total Stockholders’ Equity	1,372,496	1,203,150	14.1

Total Liabilities and Stockholders’ Equity	$11,750,739	$9,857,162	19.2

Selected average balances
Total assets	$11,648,943	$9,780,993	19.1
Earning assets	10,067,502	8,483,811	18.7
Securities	2,175,029	1,749,117	24.4
Interest bearing deposits with banks	87,669	152,687	-42.6
Loans, net of unearned income	7,804,804	6,582,007	18.6
Allowance for loan losses	103,068	108,877	-5.3
Goodwill and intangibles	718,851	599,516	19.9
Deposits and customer repurchase agreements (6)	9,675,512	7,978,938	21.3
Short-term borrowings	159,739	143,918	11.0
Long-term debt	91,399	202,644	-54.9
Trust preferred securities	202,931	203,947	-0.5
Shareholders’ equity	1,359,951	1,148,065	18.5

Capital ratios
Equity / assets (period end)	11.68%	12.21%
Leverage ratio	8.07%	8.97%
Tangible equity / tangible assets (period end) (4)	5.95%	6.50%
Tangible equity, excluding AOCI / tangible assets (period end) (4) (7)	6.33%	6.83%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

				2Q12 -	2Q12 -
	2012		2011	1Q12	2Q11
	Second Quarter	First Quarter	Second Quarter	Percent Variance	Percent Variance
Balances at period end
Loans:
Commercial real estate	$2,532,116	$2,521,571	$2,484,586	0.4	1.9
Commercial real estate - FL	84,642	135,547	180,232	-37.6	-53.0
Commercial and industrial	1,493,378	1,451,144	1,111,469	2.9	34.4
Commercial leases	125,293	118,050	93,273	6.1	34.3

Commercial loans and leases	4,235,429	4,226,312	3,869,560	0.2	9.5
Direct installment	1,109,676	1,082,964	1,039,270	2.5	6.8
Residential mortgages	1,158,377	1,187,448	676,574	-2.4	71.2
Indirect installment	577,903	563,929	535,191	2.5	8.0
Consumer LOC	741,509	704,773	542,470	5.2	36.7
Other	37,962	37,366	39,530	1.6	-4.0

Total loans	$7,860,856	$7,802,792	$6,702,595	0.7	17.3

Deposits:
Non-interest bearing deposits	$1,614,476	$1,579,340	$1,267,554	2.2	27.4
Savings and NOW	4,686,599	4,706,748	3,853,257	-0.4	21.6
Certificates of deposit and other time deposits	2,685,225	2,769,066	2,276,408	-3.0	18.0

Total deposits	8,986,300	9,055,154	7,397,219	-0.8	21.5
Customer repurchase agreements (6)	768,114	729,987	563,196	5.2	36.4

Total deposits and customer repurchase agreements (6)	$9,754,414	$9,785,141	$7,960,415	-0.3	22.5

Average balances
Loans:
Commercial real estate	$2,508,579	$2,509,031	$2,444,992	0.0	2.6
Commercial real estate - FL	116,143	144,814	182,690	-19.8	-36.4
Commercial and industrial	1,472,261	1,407,418	1,094,190	4.6	34.6
Commercial leases	121,130	113,235	90,831	7.0	33.4

Commercial loans and leases	4,218,113	4,174,499	3,812,702	1.0	10.6
Direct installment	1,092,523	1,091,931	1,029,808	0.1	6.1
Residential mortgages	1,184,441	1,222,620	682,570	-3.1	73.5
Indirect installment	571,763	552,337	528,792	3.5	8.1
Consumer LOC	723,594	695,197	528,144	4.1	37.0
Other	41,413	41,177	41,321	0.6	0.2

Total loans	$7,831,847	$7,777,761	$6,623,337	0.7	18.2

Deposits:
Non-interest bearing deposits	$1,569,047	$1,470,648	$1,248,029	6.7	25.7
Savings and NOW	4,685,943	4,591,590	3,888,716	2.1	20.5
Certificates of deposit and other time deposits	2,723,223	2,813,898	2,315,829	-3.2	17.6

Total deposits	8,978,213	8,876,136	7,452,574	1.2	20.5
Customer repurchase agreements (6)	772,595	724,081	588,564	6.7	31.3

Total deposits and customer repurchase agreements (6)	$9,750,808	$9,600,217	$8,041,138	1.6	21.3

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	For the Six Months
	Ended June 30,		Percent
	2012	2011	Variance
Balances at period end
Loans:
Commercial real estate	$2,532,116	$2,484,586	1.9
Commercial real estate - FL	84,642	180,232	-53.0
Commercial and industrial	1,493,378	1,111,469	34.4
Commercial leases	125,293	93,273	34.3

Commercial loans and leases	4,235,429	3,869,560	9.5
Direct installment	1,109,676	1,039,270	6.8
Residential mortgages	1,158,377	676,574	71.2
Indirect installment	577,903	535,191	8.0
Consumer LOC	741,509	542,470	36.7
Other	37,962	39,530	-4.0

Total loans	$7,860,856	$6,702,595	17.3

Deposits:
Non-interest bearing deposits	$1,614,476	$1,267,554	27.4
Savings and NOW	4,686,599	3,853,257	21.6
Certificates of deposit and other time deposits	2,685,225	2,276,408	18.0

Total deposits	8,986,301	7,397,219	21.5
Customer repurchase agreements (6)	768,114	563,196	36.4

Total deposits and customer repurchase agreements (6)	$9,754,415	$7,960,415	22.5

Average balances
Loans:
Commercial real estate	$2,515,024	$2,411,526	4.3
Commercial real estate - FL	128,028	186,887	-31.5
Commercial and industrial	1,436,071	1,089,990	31.8
Commercial leases	117,182	87,532	33.9

Commercial loans and leases	4,196,306	3,775,935	11.1
Direct installment	1,092,227	1,021,800	6.9
Residential mortgages	1,203,530	702,288	71.4
Indirect installment	562,050	523,509	7.4
Consumer LOC	709,396	517,831	37.0
Other	41,295	40,643	1.6

Total loans	$7,804,804	$6,582,006	18.6

Deposits:
Non-interest bearing deposits	$1,519,847	$1,212,229	25.4
Savings and NOW	4,638,767	3,821,699	21.4
Certificates of deposit and other time deposits	2,768,560	2,327,922	18.9

Total deposits	8,927,174	7,361,850	21.3
Customer repurchase agreements (6)	748,338	617,088	21.3

Total deposits and customer repurchase agreements (6)	$9,675,512	$7,978,938	21.3

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	2012		2011	2Q12 - 1Q12	2Q12 - 2Q11
	Second Quarter	First Quarter	Second Quarter	Percent Variance	Percent Variance
Asset Quality Data
Non-Performing Assets
Non-performing loans (8)
Non-accrual loans	$84,322	$98,418	$107,091	-14.3	-21.3
Restructured loans	11,842	11,416	20,146	3.7	-41.2

Non-performing loans	96,164	109,834	127,237	-12.4	-24.4
Other real estate owned (9)	35,647	36,958	35,793	-3.5	-0.4

Non-performing loans and OREO	131,811	146,792	163,030	-10.2	-19.1
Non-performing investments	2,811	3,478	6,605	-19.2	-57.4

Total non-performing assets	$134,622	$150,270	$169,635	-10.4	-20.6

Non-performing loans / total loans	1.22%	1.41%	1.90%
Non-performing loans / total originated loans (10)	1.42%	1.67%	2.02%
Non-performing loans + OREO / total loans + OREO	1.67%	1.87%	2.42%
Non-performing loans + OREO / total originated loans + OREO (10)	1.93%	2.22%	2.57%
Non-performing assets / total assets	1.15%	1.28%	1.72%

Allowance Rollforward
Allowance for loan losses (originated portfolio) (10)
Balance at beginning of period	$102,093	$100,662	$107,612	1.4	-5.1
Provision for loan losses	6,243	6,572	8,551	-5.0	-27.0
Net loan charge-offs	(7,473)	(5,141)	(6,939)	45.4	7.7

Allowance for loan losses (originated portfolio)	100,863	102,093	109,224	-1.2	-7.7
Provision for loan losses (acquired portfolio) (11)	784	0	0	0.0	0.0
Allowance for loan losses (acquired portfolio) (11)	784	0	0	0.0	0.0

Total allowance for loan losses	$101,647	$102,093	$109,224	-0.4	-6.9

Allowance for loan losses / total loans	1.29%	1.31%	1.63%
Allowance for loan losses (originated loans) / total originated loans (10)	1.49%	1.55%	1.73%
Allowance for loan losses / total non-performing loans (8)	104.89%	92.95%	85.84%

Net loan charge-offs (annualized) / total average loans	0.38%	0.27%	0.42%
Net loan charge-offs on originated loans (annualized) / total average originated loans (10)	0.45%	0.32%	0.45%

Delinquency - Originated Portfolio (10)
Loans 30-89 days past due	$30,697	$28,123	$34,068	9.2	-9.9
Loans 90+ days past due	5,973	7,325	6,718	-18.5	-11.1
Non-accrual loans	84,322	98,418	107,091	-14.3	-21.3

Total past due and non-accrual loans	$120,992	$133,866	$147,877	-9.6	-18.2

Total past due and non-accrual loans / total originated loans	1.78%	2.03%	2.34%

Memo item:
Delinquency - Acquired Portfolio (11) (12)
Loans 30-89 days past due	$21,287	$20,694	$7,342	2.9	189.9
Loans 90+ days past due	36,045	40,190	9,397	-10.3	283.6
Non-accrual loans	0	0	0	0.0	0.0

Total past due and non-accrual loans	$57,332	$60,884	$16,739	-5.8	242.5

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	For the Six Months
	Ended June 30,		Percent Variance
	2012	2011
Asset Quality Data
Non-Performing Assets
Non-performing loans (8)
Non-accrual loans	$84,322	$107,091	-21.3
Restructured loans	11,842	20,146	-41.2

Non-performing loans	96,164	127,237	-24.4
Other real estate owned (9)	35,647	35,793	-0.4

Non-performing loans and OREO	131,811	163,030	-19.1
Non-performing investments	2,811	6,605	-57.4

Total non-performing assets	$134,622	$169,635	-20.6

Non-performing loans / total loans	1.22%	1.90%
Non-performing loans / total originated loans (10)	1.42%	2.02%
Non-performing loans + OREO / total loans + OREO	1.67%	2.42%
Non-performing loans + OREO / total originated loans + OREO (10)	1.93%	2.57%
Non-performing assets / total assets	1.15%	1.72%

Allowance Rollforward
Allowance for loan losses (originated portfolio) (10)
Balance at beginning of period	$100,662	$106,120	-5.1
Provision for loan losses	12,815	16,779	-23.6
Net loan charge-offs	(12,614)	(13,675)	-7.8

Allowance for loan losses (originated portfolio)	100,863	109,224	-7.7
Provision for loan losses (acquired portfolio) (11)	784	0	0.0
Allowance for loan losses (acquired portfolio) (11)	784	0	0.0

Total allowance for loan losses	$101,647	$109,224	-6.9

Allowance for loan losses / total loans	1.29%	1.63%
Allowance for loan losses (originated loans) / total originated loans (10)	1.49%	1.73%
Allowance for loan losses / total non-performing loans (8)	104.89%	85.84%

Net loan charge-offs (annualized) / total average loans	0.33%	0.42%
Net loan charge-offs on originated loans (annualized) / total average originated loans (10)	0.38%	0.45%

Delinquency - Originated Portfolio (10)
Loans 30-89 days past due	$30,697	$34,068	-9.9
Loans 90+ days past due	5,973	6,718	-11.1
Non-accrual loans	84,322	107,091	-21.3

Total past due and non-accrual loans	$120,992	$147,877	-18.2

Total past due and non-accrual loans / total originated loans	1.78%	2.34%

Memo item:
Delinquency - Acquired Portfolio (11) (12)
Loans 30-89 days past due	$21,287	$7,342	189.9
Loans 90+ days past due	36,045	9,397	283.6
Non-accrual loans	0	0	0.0

Total past due and non-accrual loans	$57,332	$16,739	242.5

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	2012		2011	2Q12 - 1Q12	2Q12 - 2Q11
	Second Quarter	First Quarter	Second Quarter	Percent Variance	Percent Variance
Supplemental Asset Quality Information:
Portfolio Detail
Total Loans
Bank - PA	$7,613,536	$7,509,361	$6,359,213	1.4	19.7
Bank - FL	84,642	135,547	180,232	-37.6	-53.0
Regency	162,678	157,885	163,150	3.0	-0.3

Total loans	$7,860,856	$7,802,792	$6,702,595	0.7	17.3

Non-performing loans (includes non-performing TDRs)
Bank - PA	$65,828	$63,833	$75,905	3.1	-13.3
Bank - FL	23,668	39,021	44,890	-39.3	-47.3
Regency	6,668	6,980	6,442	-4.5	3.5

Total non-performing loans	$96,164	$109,834	$127,237	-12.4	-24.4

Other real estate owned
Bank - PA	$15,531	$17,585	$10,472	-11.7	48.3
Bank - FL	19,082	18,097	23,868	5.4	-20.1
Regency	1,034	1,276	1,453	-19.0	-28.8

Total other real estate owned	$35,647	$36,958	$35,793	-3.5	-0.4

Non-performing loans + OREO
Bank - PA	$81,359	$81,418	$86,377	-0.1	-5.8
Bank - FL	42,750	57,118	68,758	-25.2	-37.8
Regency	7,702	8,256	7,895	-6.7	-2.4

Total non-performing loans + OREO	$131,811	$146,792	$163,030	-10.2	-19.1

Non-Performing Loans + OREO / Total Loans + OREO
Bank - PA	1.07%	1.08%	1.36%
Bank - FL	41.22%	37.18%	33.69%
Regency	4.70%	5.19%	4.80%

Total non-performing loans + OREO / total loans + OREO	1.67%	1.87%	2.42%

Net Loan Charge-Offs
Bank - PA	$5,232	$3,733	$5,346	40.2	-2.1
Bank - FL	812	(9)	160	-9122.2	407.5
Regency	1,429	1,417	1,433	0.8	-0.3

Total net loan charge-offs	$7,473	$5,141	$6,939	45.4	7.7

Net Loan Charge-Offs (annualized) / Total Average Loans
Bank - PA	0.28%	0.20%	0.34%
Bank - FL	2.81%	-0.02%	0.35%
Regency	3.63%	3.56%	3.62%

Net loan charge-offs (annualized) / average loans	0.38%	0.27%	0.42%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	For the Six Months
	Ended June 30,		Percent Variance
	2012	2011
Supplemental Asset Quality Information:
Portfolio Detail
Total Loans
Bank - PA	$7,613,536	$6,359,213	19.7
Bank - FL	84,642	180,232	-53.0
Regency	162,678	163,150	-0.3

Total loans	$7,860,856	$6,702,595	17.3

Non-performing loans (includes non-performing TDRs)
Bank - PA	$65,828	$75,905	-13.3
Bank - FL	23,668	44,890	-47.3
Regency	6,668	6,442	3.5

Total non-performing loans	$96,164	$127,237	-24.4

Other real estate owned
Bank - PA	$15,531	$10,472	48.3
Bank - FL	19,082	23,868	-20.1
Regency	1,034	1,453	-28.8

Total other real estate owned	$35,647	$35,793	-0.4

Non-performing loans + OREO
Bank - PA	$81,359	$86,377	-5.8
Bank - FL	42,750	68,758	-37.8
Regency	7,702	7,895	-2.4

Total non-performing loans + OREO	$131,811	$163,030	-19.1

Non-Performing Loans + OREO / Total Loans + OREO
Bank - PA	1.07%	1.36%
Bank - FL	41.22%	33.69%
Regency	4.70%	4.80%

Total non-performing loans + OREO / total loans + OREO	1.67%	2.42%

Net Loan Charge-Offs
Bank - PA	$8,965	$9,399	-4.6
Bank - FL	803	1,307	-38.6
Regency	2,846	2,969	-4.1

Total net loan charge-offs	$12,614	$13,675	-7.8

Net Loan Charge-Offs (annualized) / Total Average Loans
Bank - PA	0.24%	0.30%
Bank - FL	1.26%	1.41%
Regency	3.59%	3.76%

Net loan charge-offs (annualized) / average loans	0.33%	0.42%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

NON-GAAP FINANCIAL MEASURES

We believe the following non-GAAP financial measures used by F.N.B. Corporation provide information useful to investors in understanding F.N.B. Corporation's operating performance and trends, and facilitate comparisons with the performance of F.N.B. Corporation's peers. The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B. Corporation's reported results prepared in accordance with U.S. GAAP. The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in F.N.B. Corporation's financial statements.

	2012		2011
	Second	First	Second
	Quarter	Quarter	Quarter
Adjusted net income:
Net income	$29,130	$21,582	$22,362
Merger and severance costs, net of tax	206	4,943	105

Adjusted net income	$29,336	$26,524	$22,467

Adjusted diluted earnings per share:
Diluted earnings per share	$0.21	$0.15	$0.18
Effect of merger and severance costs, net of tax	0.00	0.04	0.00

Adjusted diluted earnings per share	$0.21	$0.19	$0.18

Return on average tangible equity (2):
Net income (annualized)	$117,162	$86,801	$89,695
Amortization of intangibles, net of tax (annualized)	6,194	5,964	4,707

	123,356	92,765	94,402

Average total shareholders’ equity	1,367,333	1,352,569	1,166,305
Less: Average intangibles	(718,507)	(719,195)	(603,552)

	648,826	633,374	562,753

Return on average tangible equity (2)	19.01%	14.65%	16.78%

Return on average tangible assets (3):
Net income (annualized)	$117,162	$86,801	$89,695
Amortization of intangibles, net of tax (annualized)	6,194	5,964	4,707

	123,356	92,765	94,402

Average total assets	11,734,221	11,563,665	9,866,025
Less: Average intangibles	(718,507)	(719,195)	(603,552)

	11,015,714	10,844,470	9,262,473

Return on average tangible assets (3)	1.12%	0.86%	1.02%

Tangible book value per share:
Total shareholders’ equity	$1,372,496	$1,354,699	$1,203,150
Less: intangibles	(715,431)	(714,177)	(601,958)

	657,065	640,522	601,192

Ending shares outstanding	139,709,302	139,501,039	127,024,899

Tangible book value per share	$4.70	$4.59	$4.73

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	For the Six Months
	Ended June 30,
	2012	2011
Adjusted net income:
Net income	$50,712	$39,537
Merger and severance costs, net of tax	5,149	2,800

Adjusted net income	$55,861	$42,336

Adjusted diluted earnings per share:
Diluted earnings per share	$0.36	$0.32
Effect of merger and severance costs, net of tax	0.04	0.02

Adjusted diluted earnings per share	$0.40	$0.35

Return on average tangible equity (2):
Net income (annualized)	$101,982	$79,729
Amortization of intangibles, net of tax (annualized)	6,078	4,720

	108,060	84,450

Average total shareholders’ equity	1,359,951	1,148,065
Less: Average intangibles	(718,851)	(599,516)

	641,100	548,549

Return on average tangible equity (2)	16.86%	15.40%

Return on average tangible assets (3):
Net income (annualized)	$101,982	$79,729
Amortization of intangibles, net of tax (annualized)	6,078	4,720

	108,060	84,450

Average total assets	11,648,943	9,780,993
Less: Average intangibles	(718,851)	(599,516)

	10,930,092	9,181,476

Return on average tangible assets (3)	0.99%	0.92%

Tangible book value per share:
Total shareholders’ equity	$1,372,496	$1,203,150
Less: intangibles	(715,431)	(601,958)

	657,065	601,192

Ending shares outstanding	139,709,302	127,024,899

Tangible book value per share	$4.70	$4.73

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	2012		2011
	Second Quarter	First Quarter	Second Quarter
Tangible equity / tangible assets (period end):
Total shareholders’ equity	$1,372,496	$1,354,699	$1,203,150
Less: intangibles	(715,431)	(714,177)	(601,958)

	657,065	640,522	601,192

Total assets	11,750,739	11,726,063	9,857,163
Less: intangibles	(715,431)	(714,177)	(601,958)

	11,035,308	11,011,886	9,255,205

Tangible equity / tangible assets (period end)	5.95%	5.82%	6.50%

Tangible equity, excluding AOCI / tangible assets (period end) (7):
Total shareholders’ equity	$1,372,496	$1,354,699	$1,203,150
Less: intangibles	(715,431)	(714,177)	(601,958)
Less: AOCI	41,361	43,735	30,716

	698,426	684,257	631,908

Total assets	11,750,739	11,726,063	9,857,163
Less: intangibles	(715,431)	(714,177)	(601,958)

	11,035,308	11,011,886	9,255,205

Tangible equity, excluding AOCI / tangible assets (period end) (7)	6.33%	6.21%	6.83%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	For the Six Months Ended June 30,
	2012	2011
Tangible equity / tangible assets (period end):
Total shareholders’ equity	$1,372,496	$1,203,150
Less: intangibles	(715,431)	(601,958)

	657,065	601,192

Total assets	11,750,739	9,857,164
Less: intangibles	(715,431)	(601,958)

	11,035,308	9,255,205

Tangible equity / tangible assets (period end)	5.95%	6.50%

Tangible equity, excluding AOCI / tangible assets (period end) (7):
Total shareholders’ equity	$1,372,496	$1,203,150
Less: intangibles	(715,431)	(601,958)
Less: AOCI	41,361	30,716

	698,426	631,908

Total assets	11,750,739	9,857,164
Less: intangibles	(715,431)	(601,958)

	11,035,308	9,255,205

Tangible equity, excluding AOCI / tangible assets (period end) (7)	6.33%	6.83%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred industry measurement for this item.
(2)	Return on average tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.
(3)	Return on average tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.
(4)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(5)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles, other real estate owned expense, FHLB prepayment penalties and merger costs by the sum of net interest income on a fully taxable equivalent basis plus non-interest income less securities gains and net impairment losses on securities.
(6)	Customer repurchase agreements are included in short-term borrowings on the balance sheet.
(7)	Accumulated other comprehensive income (AOCI) is comprised of unrealized losses on securities, non-credit impairment losses on other-than-temporarily impaired securities and unrecognized pension and postretirement obligations.
(8)	Does not include loans acquired at fair value (“acquired portfolio”).
(9)	Includes all other real estate owned, including those balances acquired through business combinations that have been in acquired loans prior to foreclosure.
(10)	“Originated Portfolio” or “Originated Loans” equals loans and leases not included by definition in the Acquired Portfolio.
(11)	“Acquired Portfolio” or “Acquired Loans” equals loans acquired at fair value, accounted for in accordance with ASC 805 which was effective January 1, 2009. The risk of credit loss on these loans has been considered by virtue of the Corporation's estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.
(12)	Represents contractual balances.